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                                                                       EXHIBIT 4


                COMMON STOCK                                        COMMON STOCK

NUMBER         INCORPORATED UNDER THE LAWS                             SHARES
NY             OF THE STATE OF CALIFORNIA


THIS CERTIFICATE IS TRANSFERABLE             SEE REVERSE FOR CERTAIN DEFINITIONS
     IN NEW YORK, NY AND                     AND A STATEMENT AS TO THE RIGHTS,
     RIDGEFIELD PARK, NJ                     PREFERENCES, PRIVILEGES AND
                                             RESTRICTIONS OF SHARES
                                             CUSIP 957907 10 8

                                    WESTCORP

THIS CERTIFIES THAT



IS THE RECORD HOLDER OF


    FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $1.00 PAR VALUE, OF


Westcorp transferable on the books of the Corporation in person or by duly authorized attorney on surrender of the certificate properly endorsed. This certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:


COUNTERSIGNED AND REGISTERED:                 [WESTCORP      /s/ ERNEST RADY
  CHASEMELLON SHAREHOLDER SERVICES, L.L.C.      SEAL]        -----------------
          TRANSFER AGENT AND REGISTRAR                        Chairman


By
                      AUTHORIZED SIGNATURE